Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-1) and related Prospectus of Arcutis Biotherapeutics, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 19, 2020, with respect to the financial statements of Arcutis Biotherapeutics, Inc. included in its Annual Report (Form 10-K) for the years ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, CA September 29, 2020